As filed with the Securities and Exchange Commission on August 1, 2000
                                                     Registration No.
                                                                     --------
  ---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               COREL CORPORATION
             (Exact name of registrant as specified in its charter)

             Canada                                   Not Applicable
         (State of incorporation                     (I.R.S. employer
       of incorporation or organization)            identification no.)

                              1600 Carling Avenue
                                Ottawa, Ontario
                                Canada K1Z 8R7
                   (Address of principal executive offices)

                      COREL CORPORATION STOCK OPTION PLAN
                   COREL CORPORATION STOCK OPTION PLAN 2000
                           (Full title of the Plan)

                                 John Blaine
                               Corel Corporation
                              1600 Carling Avenue
                                    K1Z 8R7
                                Ottawa, Ontario
                                (613) 728-8200
           (Name, address and telephone number of agent for service)


                                   Copy to:
                             C. Kevin Kelso, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE
  --------------------------------------------------------------------------

                                                                                      Proposed
                                   Amount              Proposed Maximum               Maximum
Title of Securities to be          to be               Offering Price Per        Aggregate Offering        Amount of
      Registered                 Registered(1)          Share(2)                     Price               Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value        5,437,242          $   7.39                   $  40,181,218.           $  10,608.
--------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value          373,402          $   8.57                   $   3,200,056.           $     849.
--------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value          576,200          $   3.11                   $   1,791,982.           $     474.
--------------------------------------------------------------------------------------------------------------------------
     TOTAL                         6,386,844                                     $  45,173,256.           $  11,931.
--------------------------------------------------------------------------------------------------------------------------

(1) Represents the issuer's Common Shares (and associated rights under the Shareholder Rights Plan Agreement, as amended and restated as of March 31, 1999, by and between the Company and the Montreal Trust Company of Canada, as Rights Agent) (the Common Shares together with such rights, the "Shares") that may become issuable upon exercise of options outstanding or hereafter granted under the Corel Corporation Stock Option Plan (the "Stock Option Plan") or the Corel Stock Option Plan 2000 (the "2000 Plan"), including Shares that may become issuable in place of terminated or expired options. As of July 20, 2000, 5,810,644 of such Shares are subject to options outstanding and the remaining 576,200 are reserved for further option grants.

(2) Pursuant to Rule 457(h) of the Commission, the registration fee was calculated based on the weighted-average exercise price for the granted options, and, with respect to 5,437,272 of the 5,810,644 Shares subject to such options, at a price converted at a rate of USD $1.00 = CDN $1.4892, the exchange rate reported by the Federal Reserve Bank of New York as the noon buying rate in New York City for cable transfer payable in foreign currencies as certified for customs purposes on August 1, 2000. Pursuant to Rule 457(c) of the Commission, the registration fee with respect to 576,200 Shares in respect of which options have not yet been granted has been calculated on the basis of the average of low and high sale prices for Shares on the NASDAQ National Market System on July 31, 2000.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
------  -----------------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1999;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000;

     (c) The Company's Quarterly Report on Form 10-Q for the Quarter ended May 31, 2000;

     (d) All other reports filed pursuant to Section 13(a) and 15(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), since the end of the fiscal year covered by Registrant's documents referred to in paragraph (a) above; and

     (e) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 20-F filed with the Commission on August 25, 1992 under Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

     (f) The description of the Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on March 25, 1999 under Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

          All reports or other documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Item 4. Description of Securities.
------  -------------------------

          Not applicable.

Item 5. Interests of Named Experts and Counsel.
------  --------------------------------------

          Not applicable.

Item 6. Indemnification of Directors and Officers.
------  -----------------------------------------

          The Canada Business Corporations Act (in this Item, the "Act") permits a corporation to indemnify a director or officer in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his status as a director or officer where the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding enforced by monetary penalty, the director or officer has reasonable grounds for believing that his conduct was lawful, and requires the corporation to so indemnify such director or officer who has been substantially successful on the merits of his defense of such action or proceeding.

          Section 7.02 of the Company's By-Law No. 6 provides that:

              "Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if,

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that this conduct was lawful.

              "The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires."

The Registrant also maintains a director and officer liability policy.

Item 7. Exemptions from Registration Claimed.
        ------------------------------------
          Not applicable.


Item 8. Exhibits.
------  --------

          4.01 Certificate and Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (Registration Statement No. 33-50886) (the "Form F-1")).

          4.02  By-Law No. 6 of the Company (incorporated by reference to
                Exhibit 3.2 to the Form F-1).

          4.03 Specimen of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Form F-1).

          4.04 Shareholder Rights Plan agreement, as amended and restated as of March 31, 1999, by and between the Company and Montreal Trust Company of Canada, as Rights Agent (incorporated by reference to the Company's Amended Registration Statement of Form 8-A/A, filed with the Commission on July 20, 2000).

          4.05  Corel Corporation Stock Option Plan.

          4.06  Corel Corporation Stock Option Plan 2000.

          5.01 Opinion of McCarthy Tetrault as to the legality of the Shares being registered and to be issued by the Company.

          24.01 Consent of PriceWaterhouseCoopers LLP.

          24.02 The consent of McCarthy Tetrault is contained in its opinion filed as Exhibit 5.01 to this Registration Statement.

          25.01 Power of Attorney (included on signature page to Registration Statement).

Item 9. Undertakings.
------  ------------

          (a)   The Company hereby undertakes:

                1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if this
--------  -------
Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed
to be a new   registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        ---------

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses
incurred or paid by a director, officer or controlling person   of the Company
in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, on this 31 day of July, 2000.

                               COREL CORPORATION


                           By:   /s/ Michael C.J. Cowpland
                                 -------------------------
                                 Michael C.J. Cowpland
                                 (Chairman, President, Chief
                                 Executive Officer and Director)


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Michael C.J. Cowpland and John Blaine, jointly and severally, his attorney-in-fact, each with full power of substitution, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such attorney-in-fact deems appropriate, and to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Statement. Each person whose signature appears below hereby ratifies and confirms all that each of the said attorneys-in-fact, or such person's substitute or substitutes, may do or cause to be done by virtue hereof.


Signature                                      Title                                         Date
---------                                    ---------                                    -----------

/s/ Michael C.J. Cowpland           Chairman, President, Chief Executive                July 31, 2000
----------------------------        Officer and Director
Michael C.J. Cowpland

/s/ John Blaine                     Executive Vice President, Finance and               July 31, 2000
----------------------------        Chief Financial Officer
John Blaine                         (principal financial and accounting
                                    officer)

/s/ Lyle B. Blair                   Director                                            July 31, 2000
----------------------------
Lyle B. Blair

                                    Director                                            -----------------
----------------------------
William G. Davis

/s/ Hunter S. Grant                 Director                                            July 31, 2000
----------------------------
Hunter S. Grant


----------------------------        Director                                            ------------------
Jean-Louis Malouin


/s/ Barbara McDougall               Director                                            July 31, 2000
----------------------------
Barbara McDougall

/s/ Steven Houck                    (Authorized Representative                          July 31, 2000
----------------------------        in the United States)
Steven  Houck

                                 Exhibit Index
                                 -------------




Exhibit No.                                  Description                                      Page
-----------                                  -----------                                      ----
  4.01               Certificate and Articles of Incorporation of the Company
                     (incorporated by reference to Exhibit 3.1 to the
                     Company's Registration Statement on Form F-1
                     (Registration Statement No. 33-50886) (the "Form F-1")).

  4.02                 By-law No. 6 of the Company (incorporated by
                     reference to Exhibit 3.2 of the Form F-1).

  4.03 Specimen of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Form F-1).

  4.04 Shareholder Rights Plan agreement, as amended and restated as of March 31, 1999, by and between the Company and Montreal Trust Company of Canada, as
                     Rights Agent (incorporated by reference to the Company's Amended Registration Statement of Form
                     8-A/A, filed with the Commission on July 20, 2000).

  4.05               Corel Corporation Stock Option Plan.

  4.06               Corel Corporation Stock Option Plan 2000.

  5.01 Opinion of McCarthy Tetrault as to the legality of the Shares being registered and to be issued by the Company.

  24.01              Consent of PriceWaterhouseCoopers LLP.

  24.02 The consent of McCarthy Tetrault is contained in its opinion filed as Exhibit 5.01 to this Registration
                     Statement.

  25.01 Power of Attorney (included on signature page to Registration Statement).

                                       7